UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

900 E. Hamilton Avenue #180
Campbell CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

eOn Communications Corporation

1703 Sawyer Road
Corinth, MS 38834

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 17, 2013, eOn Communications Corporation, a Delaware corporation (“eOn” and, following the Merger, the “Company”), Inventergy, Inc., a Delaware corporation (“Inventergy”), and Inventergy Merger Sub, Inc., a wholly owned subsidiary of eOn (“Merger Sub”) entered into an Agreement of Merger and Plan of Reorganization (as amended, the “Merger Agreement”) providing for the merger of Inventergy with and into Merger Sub (the “Merger”). The Merger was consummated on June 6, 2014. Please see Item 2.01 below for a discussion of the Merger. The Company also issued a press release regarding the Merger, which is attached as Exhibit 99.1 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Merger

The Merger was consummated on June 6, 2014, as a result of which Inventergy merged with and into Merger Sub and holders of Inventergy securities were issued securities of the Company. Upon the consummation of the Merger, the Company changed its name from “eOn Communications Corporation” to “Inventergy Global, Inc.” and effected a one-for-two reverse stock split of the Company common stock (the “Reverse Split”).

In connection with the consummation of the Merger:

(i) each share of Inventergy common stock was exchanged for 1.4139 shares of Company common stock on a post-Reverse Split basis (the “Exchange Ratio”);

(ii) the Inventergy Series A Preferred Stock was exchanged for a like number of newly-created Company Series A Preferred Stock;

(iii) options and restricted shares of Inventergy common stock awarded pursuant to the Inventergy 2013 Stock Plan and outstanding immediately prior to the consummation of the Merger were converted into awards of options to purchase Company common stock and restricted shares of Company common stock with terms and conditions identical to the terms and conditions of the corresponding options to purchase Inventergy common stock and awards of restricted shares of Inventergy common stock (as adjusted for the Exchange Ratio); and

(iv)     outstanding warrants to purchase Inventergy common stock were exchanged for warrants to acquire Company common stock with terms and conditions identical to the terms and conditions of the corresponding warrants to purchase Inventergy common stock (as adjusted for the Exchange Ratio).

Immediately following the consummation of the Merger, the Company had 20,018,028 shares of common stock, 6,176,748 shares of Series A Preferred Stock and 2,231 shares of Series B Preferred Stock issued and outstanding. In addition, it had warrants to purchase 700,937 shares of common stock outstanding and 238,412 placement agent warrants outstanding. The Company’s common stock began trading on the Nasdaq Capital Market under the symbol “INVT” on June 9, 2014.

Please see Item 2.03 for a discussion of the Company Notes.

The Transition Transactions

In connection with the Merger, on December 17, 2013, eOn, Cortelco Systems Holding Corp., a Delaware corporation and wholly-owned subsidiary of eOn (“Cortelco Holding”), eOn Communications Systems, Inc., a Delaware corporation and wholly-owned subsidiary of eOn (“eOn Subsidiary”), and Cortelco, Inc., a Delaware corporation and wholly-owned subsidiary of Cortelco Holding (“Cortelco”) entered into a transition agreement (the “Transition Agreement”). The Transition Agreement provided for several transactions among eOn and its subsidiaries in connection with, and subject to the completion of, the Merger. Each of these transactions were consummated at the time the Merger became effective (the “Effective Time”), including the following (collectively, the “Transition Transactions”):

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(1) eOn and Cortelco each transferred certain contracts and other assets to eOn Subsidiary, and eOn Subsidiary assumed the liabilities associated with such contracts on and after the date of assumption;

(2) eOn Subsidiary purchased from Cortelco certain inventory for a purchase price equal to Cortelco’s book value of such inventory;

(3) eOn and Cortelco Holding redeemed in full those certain contingent notes in the maximum initial amount of $11 million (collectively, the “Contingent Note”) in consideration of paying the holders of the Contingent Note (the “Noteholders”) either cash in the aggregate amount of $300,000 or shares of Cortelco Holding owned by eOn;

(4) Cortelco entered into a fulfillment services agreement with eOn Subsidiary providing for certain services to be conducted on behalf of eOn Subsidiary after the Merger;

(5) the Company transferred to Cortelco Holding (i) all of its ownership in Cortelco Systems Puerto Rico, Inc., and Symbio Investment Corp., and (ii) eOn’s right to require David S. Lee, former Chairman of eOn, to purchase its investment in Symbio Investment Corp.; and

(6) the Company and Cortelco Holding entered into an indemnity agreement providing that Cortelco will indemnify the Company from and against any future losses arising from the Contingent Note and certain other matters.

Upon completion of the Merger and the Transition Transactions, the Company owns all of the outstanding stock of Inventergy and eOn Subsidiary and has transferred certain assets held prior to the Merger and no longer owns an interest in Cortelco Holding, Cortelco, Cortelco Systems Puerto Rico, Inc., or Symbio Investment Corp.

Indemnity Agreements

In connection with the consummation of the Merger, on June 6, 2014, the Company entered into separate indemnity agreements with each of eOn’s and the Company’s officers and directors (each, an “Indemnity Agreement” and collectively, the “Indemnity Agreements”) pursuant to which the Company agreed to indemnify such individuals in connection with claims brought against them in their capacities as officers and directors of eOn prior to the Merger and the Company following the Merger. Each Indemnity Agreement also provides each individual with, among other things, certain advancement rights in legal proceedings so long as such individual undertakes to repay the advancement if it is later determined that such individual is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnity Agreements and is qualified in its entirety by reference to the complete text of the form of Indemnity Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Lock-up Agreements

In connection with the pending Merger, on or about May 9, 2014, holders of Inventergy securities who are subject to an existing lock-up agreement (the “Pre-Existing Lock-up Agreements”) entered into a letter agreement addendum to their Pre-Existing Lock-up Agreements (the “Addendum”) providing that, upon the consummation of the Merger, the terms of the Pre-Existing Lock-up Agreements would apply mutatis mutandis to any shares of Company common stock received in the Merger. The Addendum provides that Inventergy’s officers and directors and the majority of the then holders of outstanding common stock of Inventergy would not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of common stock or common stock equivalents owned by such holder; (b) enter into a swap or other arrangement for the transfer of the economic consequences of ownership of the shares; (c) make any demand for or exercise any right or cause to be filed a registration statement to register the shares of common stock or common stock equivalents or (d) publicly disclose the intention to do any of the foregoing, except for 10% of the common stock holdings of each such holder (such threshold increasing to 20% if certain conditions are met). The Pre-Existing Lock-up Agreements, as amended, expire on May 10, 2015.

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The preceding is a summary of the material provisions of the Pre-Existing Lock-up Agreements and the Addendum and is qualified in its entirety by reference to the complete text of the forms of the Pre-Existing Lock-up Agreement and Addendum, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on or about June 9, 2014, certain stockholders and founders of Inventergy representing approximately 78% of the issued common stock and preferred stock of Inventergy entered into a lock-up agreement (the “New Lock-up Agreements”) with the Company. Pursuant to the New Lock-up Agreements, each such stockholder agreed (a) to sell no restricted securities of the Company until July 1, 2014 unless the Company’s common stock price is above $6.00 per share; (b) from July 1, 2014 to August 30, 2014, to sell on a monthly basis no more than 6% of that stockholder's beneficially held restricted securities if the Company's stock price is above $4.00 per share; (c) from September 1, 2014 through November 30, 2014, to sell on a monthly basis no more than 6% of that stockholder's beneficially held restricted securities; and (d) sell without limitation any number of restricted securities if the Company’s stock price is above $6.00 per share. In addition, these shareholders have agreed to not engage in any short selling during the restriction period, which expires on November 30, 2014.

The preceding is a summary of the material provisions of the form of the New Lock-up Agreements and is qualified in its entirety by reference to the complete text of the form of New Lock-up Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. A press release regarding the execution of the New Lock-up Agreements is attached hereto as Exhibit 99.3.

Item 2.03. Creation of a Direct Financial Obligation.

Company Notes

Registered Notes

On May 10, 2013, Inventergy and the investors named therein entered into a securities purchase agreement pursuant to which it issued Senior Secured Convertible Notes in an aggregate principal amount of $5 million (the “Inventergy Notes”). On March 24, 2014, Inventergy and the investors named therein entered into a Securities Purchase Agreement (the “Consolidated Purchase Agreement”) pursuant to which, among other things, the Inventergy Notes were restructured with terms substantially similar to the Inventergy New Notes (which are discussed below). On June 6, 2014, upon consummation of the Merger, the Inventergy Notes were exchanged for Amended and Restated Company Notes (the “Company Registered Notes”) and the obligations pursuant to such notes were assumed in full by the Company.

New Notes

On March 24, 2014, pursuant to the Consolidated Purchase Agreement, Inventergy issued additional Senior Secured Convertible Notes in an aggregate principal amount of $3 million (the “Inventergy New Notes”). On June 6, 2014, upon consummation of the Merger, the Inventergy New Notes were exchanged for Company New Notes (the “Company New Notes” and, together with the Company Registered Notes, the “Company Notes”) and the obligations pursuant to such notes were assumed in full by the Company.

Terms of the Company Notes

The terms of the Company New Notes and the Company Registered Notes are substantially similar and described below, provided, however, the Company Registered Notes and the shares of Company common stock issuable upon conversion of such notes have been registered under the Securities Act of 1933, as amended.

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General

Pursuant to the terms of the Company Notes, interest accrues on the unpaid principal amount at the rate of 4.0% per annum until the full amount of principal and interest shall be deposited into a control account, and thereafter at the rate of 2% per annum. In the event of the occurrence and during the continuance of an Event of Default (as defined below), the interest rate shall increase to 18%. The Company Notes mature and the outstanding principal, accrued and unpaid interest and late charges, if any, is payable on May 10, 2018 (the “Maturity Date”), as may be extended at the option of the holder of the Note under certain limited circumstances.

Events of Default

Pursuant to the Company Notes, an “Event of Default” means, among other things:

(i) the suspension from trading or failure of the common stock to be listed on an exchange for a period of two consecutive trading days or for more than an aggregate of ten trading days in any 365-day period;

(ii) the Company's (A) failure to cure a failure to deliver the required number of shares of common stock within five business days after the applicable conversion date or (B) notice, written or oral, to any holder of the Company Notes, of its intention not to comply with a request for conversion of any Company Notes into shares of common stock that is tendered in accordance with the provisions of the notes;

(iii) the Company’s failure to reserve sufficient shares allocable to a holder for five consecutive business days;

(iv) prior to the Control Account (as defined in the Company Notes) equalling or exceeding full collateralization of the Company Notes including principal and interest, the Company’s failure to pay to the holder any amount of principal, interest, late charges or other amounts when and as due under the Company Notes or any other transaction document except in limited circumstances;

(v) the Company or any of its subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors, (A) commences a voluntary bankruptcy case, (B) consents to the entry of an order for relief against it in an involuntary bankruptcy case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against the Company or any of its subsidiaries in an involuntary case, (B) appoints a custodian of the Company or any of its subsidiaries or (C) orders the liquidation of the Company or any of its subsidiaries;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 prior to full collateralization and $500,000 thereafter (“Threshold Amount”) are rendered against the Company or any of its subsidiaries and which judgments are not, within sixty days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the Threshold Amount set forth above so long as the Company provides the holder a written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty days of the issuance of such judgment;

(viii) prior to the Control Account equaling or exceeding full collateralization of the Company Notes including principal and interest, other than as specifically set forth in another clause, the Company or any of its subsidiaries breaches any material representation, warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten consecutive business days;

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(ix) any breach or failure in any respect to comply with the covenants set forth in the Company Note except, where such breach or failure is curable, only if such breach or failure continues for a period of at least ten consecutive business days;

(x) the Company or any subsidiary shall fail to perform or comply with any covenant or agreement contained in any Security Document (as defined below) to which it is a party, except, if such breach or failure is curable, only if such breach or failure continues for a period of at least ten consecutive business days;

(xi) any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or any subsidiary intended to be a party thereto in accordance with its terms, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xii) any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien in favor of the Collateral Agent (as defined in the Company Notes) for the benefit of the holders of the Company Notes on any Collateral (as defined in the Company Notes) purported to be covered thereby;

(xiii) any bank at which any deposit account, blocked account, or lockbox account of the Company or any subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (x));

(xiv) any default under, redemption of or acceleration prior to maturity of an aggregate amount of Indebtedness (as defined in the Company Notes) in excess of the $100,000 prior to full collateralization and $500,000 thereafter of the Company or any of its subsidiaries;

(xv) any breach or failure in any respect to deposit of Available Proceeds (as defined in the Company Notes) in the Control Account (as defined in the Company Notes) pursuant to the terms of the Company Note;

(xvi) any Event of Default (as defined in the Company New Notes) occurs with respect to any Company New Notes; or

(xvii) any Event of Default (as defined in the Company Registered Notes) occurs with respect to any Company Registered Notes.

Security

The payment of amounts due and payable under the Company Notes is secured by all of the assets of the Company pursuant to the terms of a Pledge and Security Agreement, a Supplement to Security Agreement, a Cash Collateral Agreement and a Deposit and Control Account Agreement (the “Security Documents”). Hudson Bay IP Opportunities Master Fund, LP serves as the collateral agent (the “Collateral Agent”) pursuant to the Security Documents. In addition, the Company will maintain a cash collateral account for the benefit of the noteholders initially funded with $3.5 million deposited by Inventergy (the “Control Account”). Such Control Account will be increased with a percentage of all future revenues and a lesser percentage of any future capital raises, until such time as the funds in such account equal the remaining principal amount of the Company Notes plus all future interest through maturity of the Company Notes. Until the Control Account is fully funded, the Company may not use the cash in the Control Account to make payments due pursuant to the Company Notes. When such Control Account is fully funded, the interest rate on the Company Notes will decrease to 2%, all liens on the Company’s assets (other than the Control Account itself) will be terminated, all restrictive covenants in the Company Notes will terminate, and a number of potential events of default will also terminate. Repayment of the Company’s obligations pursuant to the Company Notes are also guaranteed by each of its subsidiaries pursuant to the terms and conditions of a Guaranty Agreement. The Pledge and Security Agreement, Supplement to Security Agreement, Cash Collateral Agreement, Deposit and Control Account Agreement and Guaranty are attached as Exhibits 10.

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Conversion

The principal and interest under the Company Notes are convertible at any time after issuance into shares of common stock at a conversion price of $5.30448 per share, subject to adjustment as provided therein; provided, however, that the Company will not effect the conversion of any portion of a Company Note, and the holder shall not have the right to convert any portion of a Company Note, to the extent that after giving effect to such conversion, the holder together with other affiliated parties collectively would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

Redemption Rights

Upon the occurrence of an event of default, the Company is required to deliver written notice thereof to the holder of the Company Note and in such event, or upon the holder becoming aware of an event of default, the holder of the Company Note may require the Company to redeem all or any portion of the Company Note in cash equal to 125% of the amount subject to redemption by delivering written notice to the Company (100% in the event of a bankruptcy event of default), or, in certain circumstances where the holder would not be able to convert the Company Note into common stock and sell such common stock, the market value of the shares into which the Company Note would otherwise be convertible, if higher.

During the period beginning on the earlier to occur of any oral or written agreement by the Company or any of its subsidiaries to consummate a transaction which would reasonably be expected to result in a change of control (as defined in the Company Note), or the holder of the Company Note becoming aware of a change of control or the receipt of the Company’s required notice prior to the consummation of a change of control, the holders of the Company Notes have the right to require the Company to redeem all or any portion of the Company Note in cash at a price equal to the greater of (a) 125% of the amount of the Company Note being redeemed and (b) the product of the amount being redeemed and the quotient determined by dividing the greatest closing sale price of the common stock during the period beginning on the date immediately preceding the earlier to occur of (x) the change of control and (y) the announcement of the change of control and ending on the date the holder delivers the change of control redemption notice.

From and after October 15, 2014, the holders of the Company Notes are entitled to a quarterly amortization payment according to an agreed schedule in cash. The Company must also deposit into the Control Account an amount equal to 25% of the gross revenues of the Company (including license fees, settlement amounts, royalties, infringement damages and the like) and shall first be applied to accrued and unpaid late charges, then to accrued and unpaid interest and then to principal. The Company also has the right, exercisable only once, at any time, to prepay one half of the then-outstanding principal amount of the Company Notes.

Fundamental Transactions

The Company is prohibited pursuant to the Company Notes from entering into a fundamental transaction (as defined in the Company Notes) unless the successor entity assumes in writing all of the obligations of the Company under the Company Notes and the other documents related to the transaction. Fundamental transaction is defined to include a consolidation or merger in which the Company’s stockholders are not the holders of a majority of the voting power of the surviving entity, a sale of all or substantially all of the assets of the Company or any of its significant subsidiaries, certain tender offers for more than 50% of the outstanding common stock, stock purchase agreement or other business combination in which the entity acquires at least 50% of the outstanding shares of common stock.

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Restrictive Covenants

Until the notes are fully collateralized through the Control Account, the Company and its subsidiaries will be prohibited pursuant to the terms of the Company Notes from effecting the following:

•	Incur or guarantee, assume or suffer to exist any Indebtedness (as defined in the Company Notes) other than Permitted Indebtedness (as defined in the Company Notes);

•	Allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrances upon or in any property or assets other than Permitted Liens (as defined in the Company Notes);

•	Redeem, defease, repurchase, repay or make any payments in respect of, by payment of cash or cash equivalents; all or any portion of any Indebtedness (other than the Company Notes), whether by payment of principal or interest on such Indebtedness if an Event of Default has occurred and is continuing;

•	Redeem, defease, repurchase, repay or make any payments in respect of, by payment of cash or cash equivalents, all or any portion of any Indebtedness (other than payment of regularly scheduled interest payments or other late fees and liquidated damages which may accrue under Permitted Indebtedness);

•	Until all the notes and the additional notes have been converted, redeemed or otherwise satisfied, (i) redeem or repurchase it Equity Interests (as defined in the Company Notes); (ii) declare or pay any cash dividend or distribution on any Equity Interest (other than certain special purpose subsidiaries);

•	Any change in the nature of its business or modify its corporate structure or purpose; and

•	Encumber or allow any Liens on, any Collateral, other than Permitted Liens;

In addition, the Company will be required to effect the following:

•	Maintain and preserve its existing and that of each of its subsidiaries and cause each to become or remain qualified and in good standing in each required jurisdiction;

•	Maintain and cause its subsidiaries to maintain insurance with respect to its properties and business;

•	Refrain from entering into, renewing, extending or being a party to any transaction or series of related transactions with any affiliate except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its subsidiaries than would be obtaining in a comparable arm’s length transaction with a period that is not an affiliate thereof; and

•	Maintain on deposit in the Control Account not less than $3,500,000 and shall not use such amounts to make payments due on the Notes or the Additional Notes.

The summary of the material provisions of the Company Notes and the Consolidated Purchase Agreement is qualified in its entirety by reference to the complete text of the forms of the Company Notes and the Consolidated Purchase Agreement, which are referenced as Exhibits 4.1, 4.2 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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Item 4.01 Changes in Registrant’s Certifying Accountant

HORNE LLP has served as the independent registered public accounting firm for eOn. Upon consummation of the Merger, the Company dismissed HORNE LLP and has engaged Marcum LLP to serve as the Company’s independent registered public accounting firm. The audit report of HORNE LLP on the consolidated financial statements of eOn and subsidiaries as of and for the years ended July 31, 2013 and 2012, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was approved by the board of directors of the Company.

During the fiscal years ended July 31, 2012 and 2013, and the interim period through April 30, 2014, there were no: (1) disagreements with HORNE LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

During the fiscal years ended July 31, 2012 and 2013 and the subsequent interim period through April 30, 2014, Marcum LLP was not consulted as to the application of accounting principles, the type of audit opinion that might be rendered, or any matter that was the subject of a disagreement or a reportable event.

A letter from HORNE LLP is attached as Exhibit 16 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01. Change in Control of Registrant.

The information regarding consummation of the Merger set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Information with respect to appointment of executive officers and directors following consummation of the Merger is set forth in Item 5.02 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Immediately following the consummation of the Merger, the former Inventergy stockholders hold approximately 91% of the total combined voting power of all of the Company’s outstanding voting stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 6, 2014, as a result of and immediately upon consummation of the Merger, Lee M. Bowling resigned from his position as Chief Financial Officer of eOn and Steven Swartz resigned from his position as Principal Executive Officer of eOn.

Pursuant to the terms of the Merger Agreement, at and after the Effective Time, the Company board of directors shall consist of six members. Six persons were nominated to stand for election at the special meeting of stockholders of the Company in accordance with the terms of the Merger Agreement, two of whom were current directors of eOn and one of whom was designated by the holders of a majority of the Inventergy Series A Preferred Stock to serve on behalf of the holders of the eOn Series A Preferred Stock after completion of the Merger. Each of such six directors were elected as directors at the Special Meeting of the Company Stockholders on June 3, 2014.

Immediately following the consummation of the Merger, the Company’s executive officers and directors are as follows:

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Name	Age	Position
Joseph W. Beyers	61	Chairman of the Board and Chief Executive Officer
Wayne Sobon	52	Senior Vice President, General Counsel and Secretary
Jon Rortveit	55	Senior Vice President, Acquisition and IP Licensing
Stephen B. Huang	41	Chief Financial Officer
Francis P. Barton	67	Director (1)
W. Frank King	74	Director (1)
Marshall Phelps, Jr.	69	Director (1)
Robert A. Gordon	63	Director (1)
Robb Knie	45	Director (2)

(1) Independent director.

(2) Designee of the holders of a majority of the Series A Preferred Stock.

Joseph W. Beyers. Mr. Beyers has served as the Chairman of the Board and Chief Executive Officer of Inventergy since February 2013 (and of Inventergy LLC from January 2012 until it converted to Inventergy Inc. in February 2013). Since November 2011 Mr. Beyers has been the chairman of Silicon Turbine Systems, an alternative energy developer. He has also served as chairman of JWB IP Consulting, LLC since September 2009 and since August 2009 chairman of Ambature, LLC, an IP creation start-up companies in the green energy field. From September 2009 to November 2011, Mr. Beyers was the chairman and chief executive officer of Ambature LLC, a developer of technologies to improve the efficiency of electrical energy generation, distribution and usage. For the 34 years until August 2009 Mr. Beyers served in various positions at Hewlett-Packard Company. From January 2003 to August 2009, Mr. Beyers was vice president of intellectual property licensing at the Hewlett-Packard where he was responsible for patent licensing, technology licensing, brand licensing, standards based licensing and patent sales and acquisitions for the entity as well as a key driver of IP strategy. His initial position was as an engineer on operating system design and lead inventor of the world’s first 32-bit computer chip. He then led mergers and acquisitions and technology partnership activities for Hewlett-Packard followed by a lead role in corporate strategy. Mr. Beyers was also previously the head of a number of the Hewlett Packard worldwide product businesses. Mr. Beyers holds both an M.S. in Electrical Engineering and a B.S. in Computer Engineering from the University of Illinois. He received the Distinguished Alumni Award from the University of Illinois in 2007.

Mr. Beyers will also serve on the Company’s Board. Mr. Beyers will provide an insider’s perspective in board discussions about the business and strategic direction of the Company.  In addition, he has experience in all aspects of the Company’s business, as well as decades of experience managing patents, technology, licensing and strategic planning, including 30 years of senior executive experience at Hewlett-Packard, advising its board and directing significant merger and acquisition activities.

Wayne P. Sobon. Mr. Sobon has served as Inventergy’s Senior Vice President, General Counsel since January 2013. From February 2011 until January 2013, he served as Vice President, Chief IP Counsel for Rambus, Inc., a technology research and development and licensing company. From August 2000 to February 2011, Mr. Sobon was the Associate General Counsel and Chief IP Counsel of Accenture, Inc. (formerly Anderson Consulting), a provider of management consulting, systems integration and technology, and outsourcing services. Prior to joining Accenture, Inc., Mr. Sobon was a partner at Gray Cary Ware & Freidenrich (now DLA Piper) from March 1999 to August 2000. Mr. Sobon holds a B.S. in Physics (with honors) and a B.A. in German Studies from Stanford University. He is a graduate of the University of California, Berkeley, where he received his J.D. (Order of the Coif from Boalt Hall School of Law (now Berkeley Law School)) and M.B.A. (with the Haas Academic Achievement Award for highest achievement from the Haas School of Business). Mr. Sobon is a registered patent attorney with the U.S. Patent & Trademark Office (the “USPTO”), a member of the California State Bar, the current President and former board member of the American Intellectual Property Law Association and an executive committee member and former board member of the Association of Corporate Patent Counsel. He is currently serving in his second three-year term as an appointee by the Secretary of Commerce on the USPTO’s Patent Public Advisory Committee, advising the USPTO on matters of patent administration, regulation and fee setting.

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Jon Rortveit. Mr. Rortveit has served as Senior Vice President, Acquisition and IP Licensing for Inventergy since January 2013. From 2005 through 2012 he served as the chief executive officer of Tynax, Inc., a global patent broker. His previous experience includes serving as a venture partner with EuroUS Ventures, a later-stage venture capital firm; serving as chief executive officer of IBA, Inc., a consulting firm which he founded and sold; and serving as vice president of marketing and president of U.S. operations for DAVIS A/S, a leading market maker for Texas Instruments’ DLP technology. Mr. Rortveit holds an MBA from Warwick Business School and currently serves as an MBA student mentor at the Warwick Business School. In addition, Mr. Rortveit serves as a board member of China International Intellectual Property Services, a Hong Kong-based provider of IP services, a board supervisor for the Nansha International Science Park (a Guangzhou company) and advisor to CEO Clubs China.

Please see Item 5.02, “Appointment of CFO” for the biography of Mr. Stephen Huang, the Company’s newly-appointed Chief Financial Officer.

The officers and directors of the Company have engaged in the following transaction with the Company or its subsidiary:

On December 19, 2013, Inventergy issued a promissory note to Mr. Beyers to reflect the loan by Mr. Beyers of $3,000,000 to Inventergy. The note bears interest at 2% per annum. All principal and interest, together with a loan origination fee of $60,000 was originally due on February 7, 2014. This note is secured by certain patent assets of Inventergy. Pursuant to an Amendment to Secured Promissory Note dated February 6, 2014, the maturity date was modified to February 11, 2014. On February 10, 2014, the parties entered into an Amended and Restated Unsecured Promissory Note which extended the maturity date to August 31, 2014.

On December 31, 2013, Inventergy issued a promissory note to Mr. Beyers upon the loan by Mr. Beyers of $100,000 to Inventergy. The note bears interest at 2% per annum with a maturity date of February 14, 2014. The $100,000 note was repaid in full in January 2014.

On February 10, 2014, Mr. Beyers and Inventergy entered into an Amended and Restated Unsecured Promissory Note evidencing the obligation of Mr. Beyers to pay to Inventergy the principal sum of $3,000,000. The note bears interest at 2% per annum with all principal and accrued but unpaid interest payable upon maturity. The note provides for a maturity date of August 31, 2014 and provided Inventergy with the right to set off the obligation of Mr. Beyers pursuant to the note against Inventergy’s obligations under the December 19, 2013 $3,000,000 note.

Pursuant to a Termination and Release dated March 25, 2014, Mr. Beyers acknowledged the payment from Inventergy under the December 19, 2013 promissory note in the principal amount of $3,000,000 and the security interest in the patent assets released and the February 10, 2014 promissory note by Mr. Beyers in the principal amount of $3,000,000 was deemed set off and paid in full.

On September 20, 2013, Inventergy entered into a Consulting Services Agreement with Mr. Knie originally expiring in December 2013 but which has been extended to May 31, 2014. Pursuant to the agreement, Mr. Knie received cash compensation of $80,000 and 65,000 shares of Inventergy restricted stock in 2013, cash compensation of $100,000 to date in 2014 and an additional $100,000 payable $50,000 on April 30, 2014 and $50,000 on May 31, 2014.

Appointment of CFO

Pursuant to a letter agreement effective as of June 9, 2014 (the “Huang Agreement”), the Company entered into an agreement for the employment of Stephen B. Huang as Chief Financial Officer. Pursuant to the Huang Agreement, he is entitled to a salary of $200,000 per annum, payable semi-monthly, which salary will increase to $235,000 per annum, payable semi-monthly, at the later of (a) the Company raising gross proceeds of $20 million or more in the public markets; or (b) the Company receiving an aggregate of $5 million gross revenue from the licensing of any patent portfolio calculated as set forth in the Huang Agreement. Effective May 19, 2014, Mr. Huang received a grant of 424,170 nonqualified stock options with an exercise price of $3.04 per share, such options of Inventergy (which were converted into options of the Company) vesting over a three year period.

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In the event the Company terminates Mr. Huang’s employment "without cause” or Mr. Huang resigns for “good reason” as such terms are defined in the Huang Agreement, the Company will be required to pay monthly base salary for three months and 50% of all unvested options will vest immediately. Mr. Huang is also entitled to participate in company-sponsored benefit plans available to all employees. The Huang Agreement also requires the Mr. Huang to execute the Company’s standard Proprietary Information and Inventions Agreement.

Prior to his appointment as Chief Financial Officer, Mr. Huang, age 41, served as a consultant to Inventergy from May 19, 2014, until the consummation of the Merger. Prior to joining Inventergy, Mr. Huang served as chief financial officer for a number of technology companies, including Altair Nanotechnologies, Inc. from September 2011 to October 2013, Unigen Corporation from February 2010 to September 2010, and Penguin Computing, Inc. from December 2005 to January 2010. Mr. Huang received his Bachelor of Business Administration in Finance and Accounting from San Francisco State University.

There is (a) no family relationship between Mr. Huang, any director or executive officer of the Company or (b) any prior transactions between the Company and Mr. Huang that must be disclosed under Regulation S-K Item 404. A press release regarding the appointment of Mr. Huang is attached hereto as Exhibit 99.4.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended Certificate of Incorporation

On June 6, 2014, in connection with the consummation of the Merger, the Company filed an Amended and Restated Certificate of Incorporation. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Reference is made to the information in the section entitled “The Charter Amendment Proposals” beginning on page 83 of the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”), included in the Company’s registration statement on Form S-4, as amended (the “Form S-4”), which Form S-4 was declared effective by the SEC on May 5, 2014, which description is incorporated herein by reference.

 Certificate of Designation

In connection with the consummation of the Merger, the Company issued its Series A Preferred Stock (the “Company Series A Preferred Stock”) in exchange for the Inventergy Series A Preferred Stock on a one for one basis. The Company is authorized to issue an aggregate of 6,176,748 shares of Company Series A Preferred Stock consisting of 5,000,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 (the “Series A-1 Stock”) and 1,176,748 shares of Series A-2 Convertible Preferred Stock, par value $0.001 (“Series A-2 Stock” and collectively with the Series A-1 Stock, the “Series A Preferred Stock”). The rights conferred on the Company Series A Preferred Stock are as follows:

Ranking; Dividends. The shares of Company Series A Preferred Stock rank pari passu with each other and with the shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Company Series B Preferred Stock”), with the right to receive dividends and distributions on an as-converted basis with the common stock. No dividend or other distribution may be declared and paid on the shares of common stock or other capital stock unless the Company Series A Preferred Stock receives a pro-rata share of such dividend or distribution on an as-converted basis (unless such dividend or distribution would result in a holder of Company Series A Preferred Stock beneficially owning in excess of 4.99% of the common stock in which case the portion of such dividend or distribution shall be held in abeyance for such holder until such time or times as its right thereto would not result in such holder exceeding 4.99% of the common stock).

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Conversion. The Company Series A Preferred Stock may be converted at the holder’s option for at a conversion price equal to $0.007073 with respect to the Series A-1 Preferred Stock or $1.202065 with respect to the Series A-2 Preferred Stock, as applicable (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date), subject to adjustment as provided for in the certificate of designation which is an exhibit to the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on June 6, 2014, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Liquidation Preference. Upon the occurrence of the closing of an underwritten offering of at least $20 million at a price of not less than $1.61 and redemption in full of the Company Notes (or cash deposit into a cash control amount equal to the amount of the outstanding Company Notes plus interest) subject to certain conditions (a “Special Event”), the provisions relating to liquidation preference, redemption right upon the occurrence of a fundamental transaction, the enumerated protective provisions requiring prior consent of the Company Series A Preferred Stock and actions requiring the vote of the Series A Director (as described below) shall automatically terminate and be of no further force and effect.

Holders of the Company Series A Preferred Stock are entitled to a liquidation preference, until the occurrence of a Special Event, subject to the rights of any senior preferred stock of the Company.  Such holders also have redemption rights upon the Company’s entry into a fundamental transaction, such as a merger or acquisition; if the Company is unable to redeem all the Company Series A Preferred Stock, such redemption will be done pro-rata and the Company will pay 1.5% monthly interest for each unredeemed share of Company Series A Preferred Stock until the full redemption amount is paid.

Voting. Holders of the Company Series A Preferred Stock may vote their shares on an as-converted basis together with the holders of common stock and holders of Company Series B Preferred Stock as a single class. Except on certain matters described below and to the extent otherwise required by law, holders of Company Series A Preferred Stock shall not be entitled to vote as a separate class.

So long as there continues to be a holder of Company Series A Preferred Stock that initially purchased shares of Inventergy Series A Preferred Stock initially convertible into 1 million shares of Inventergy common stock and continues to hold as of the applicable date of determination at least 20% of the shares of Company Series A Preferred Stock initially issued, and provided a Special Event has not occurred, the Company must obtain the affirmative vote of the majority of Company Series A Preferred Stock for the following actions:

•	to create a series of preferred stock that is pari passu with the Company Series A Preferred Stock or superior;

•	to increase the number of authorized shares of common stock or preferred stock;

•	to issue any debt securities or incur debt (other than permitted indebtedness);

•	to authorize and pay dividends or the redemption of Company stock;

•	to authorize or effect the sale or lease of all or substantially all of the Company’s assets, to engage in a fundamental transaction such as a merger or acquisition, or to engage in a liquidation event;

•	to amend the Company’s certificate of incorporation or bylaws; or

•	to take any action that adversely effects the Company Series A Preferred Stock, provided, however, that in the case of actions adverse to the Series A-1 Stock, the holders of the Series A-1 Stock are entitled to vote separately as a class on such action, and further provided that in the case of actions adverse to the Series A-2 Stock, the holders of the Series A-2 Stock are entitled to vote separately as a class on such action.

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Approval of Series A Director. Until a Special Event has occurred and for so long as the director designated by a majority of the holders of the Company Series A Preferred Stock (the “Series A Director”) holds office up until one year after the completion of the Merger, the Company must obtain the affirmative vote of the Series A Director for the following actions:

•	to engage in a fundamental transaction, such as a merger or an acquisition;

•	to change its business;

•	to consummate a material transaction with an affiliate;

•	to terminate an executive making more than $225,000 annually;

•	to approve annual budgets in excess of $6.9 million, and to approve any payments of expenses made in excess of the annual budget;

•	to enter into agreements that restrict the Company’s ability to pay dividends or redeem its securities;

•	to adopt or amend a stock option plan;

•	to make any loan or advance unless such loan or advance is to a wholly owned subsidiary or in the ordinary course of business;

•	to guarantee any indebtedness (except for trade accounts in the ordinary course of business, or permitted indebtedness);

•	to invest any amount greater than $3 million (other than purchases of intellectual property or intellectual property rights);

•	to increase or decrease the number of directors constituting Company’s Board of Directors;

•	to repurchase or redeem any outstanding securities;

•	until the sale of Company equity securities generating aggregate proceeds to the Company of at least $10 million, hire any officers or employees on compensation terms more favorable than the terms in effect at the time of the Merger or increase the aggregate compensation of any officer or director; and

•	during the 12 month period immediately following the date of the Merger, make any increase to the aggregate compensation of any officer or director that exceeds 35% of such officer or director’s compensation on the date of the Merger or pay aggregate compensation to all officers, directors and employees of the Company and its subsidiaries in excess of $2.9 million.

Fundamental Transactions. The rights and preferences for the Company Series A Preferred Stock provides that the Company will not enter into a fundamental transaction unless: (i) a successor assumes all obligations to the Company Series A Preferred Stock in form and substance satisfactory to the holders of the Company Series A Preferred Stock, including agreements to deliver to each holder of the Company Series A Preferred Stock securities of the successor substantially similar in form and substance to the Company Series A Preferred Stock and (ii) the successor is a publicly traded corporation whose common stock is quoted on or listed for trading on the NYSE, the NYSE MKT or Nasdaq. Until the occurrence of a Special Event, upon notice of a fundamental transaction, a holder of Company Series A Preferred Stock may require the Company to redeem all or any portion of such holder’s Company Series A Preferred Stock at a price per share equal to the sum of (i) the greater of (x) the stated value and (y) the product of (I) the fair market value of one share of common stock and (II) the number of shares of common stock issuable upon conversion per share of Company Series A Preferred Stock being redeemed and (ii) any declared accrued and unpaid dividends per share of Company Series A Preferred Stock.

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Bylaws

Effective as of June 6, 2014, the Company’s board of directors approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amended the eOn Bylaws relating to the following principal matters:

•	Addition of provisions to facilitate participation in stockholder meetings by remote communication as permitted by Delaware law;
•	Revision of the provisions relating to the process for stockholder nominations and other business to be brought before an annual or special meeting of stockholders eliminating the requirement for a stockholder to provide a proxy statement and form of proxy to holders of the requisite number sufficient to approve the proposal and providing for notice of a nomination or proposal to the corporation’s secretary; specifying the information required to be provided and providing that if the proposing stockholder does not appear at the meeting to present the nomination or business, such nomination or business shall be disregarded;
•	Addition of a provision that a determination of the holders of record entitled to notice of and to vote shall apply to an adjournment of the meeting provided that the board may fix a new record date;
•	Addition of a provision to permit action to be taken by written consent by holders of outstanding shares of preferred stock as to matters affecting only such stock;
•	Provide for terms of less than three years in the event of reassignment of directors;
•	Revisions to permit annual board meetings to be held at a place designated by the board of directors rather than the place where the annual meeting of stockholders is held; and adding a provision that attendance at a board meeting constitutes waiver of notice except for attendance for the purpose of objecting to the transaction of business and clarifying the quorum for board meetings;
•	Revision of the provision requiring that the calculation of the quorum for a board meeting be calculated using the total number of directors rather than the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation;
•	Revisions to eliminate reference to an executive committee, to provide that each committee shall consist of at least two persons rather than one and eliminating the right of committees to appoint another member in place of an absent or disqualified member;
•	Authorizing the Board to determine the order for assignment of a vice president to perform the duties of an absent or disabled president and to authorize the board to assign an alternate title to any vice president;
•	Addition of a provision requiring direct registration system eligibility of the Company’s stock at all times such stock is listed on a stock exchange, permitting issuance of stock in uncertificated form; and empowering the board to establish rules and regulations concerning the issue, transfer and registration of stock;
•	Addition of provisions permitting the setting of separate record dates for notice and for voting at stockholder meetings as permitted by Delaware law;
•	Revision the provisions as to indemnification of directors, executive officers and other employees to provide for indemnification if required by the Certificate of Incorporation and Bylaws rather than as the Bylaws and to add a provision that any amendment, repeal or modification of the survival of rights provision shall not affect any right or protection with respect to an act or omission occurring prior to the time of such repeal or modification; and
•	Addition of a provision permitting electronic transmission of notices to stockholders if consented to by the stockholder to whom notice is given as permitted by Delaware law.

The preceding is a summary of the material changes in the Amended and Restated Bylaws and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

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Change in Fiscal Year End

On June 6, 2014, the Company adopted the December 31 fiscal year end of its operating subsidiary, Inventergy. All information required to be included on a transition report of the Company will be filed by an amendment to this Current Report.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective June 6, 2014, the Company adopted amendments to its Code of Business Conduct and Ethics (the “Code”) to: (1) address the business of the Company following the consummation of the Merger; (2) make the Code applicable to all employees, officers and directors; (3) delete reference to training sessions and revise the titles of persons from whom approvals or reporting are made; (4) provide a mechanism for raising issues with the Chairman of the Audit Committee; (5) provide for an anonymous hotline for reporting known or suspected violations of the Code to the Company, including the General Counsel and the Chairman of the Audit Committee, as appropriate; and (6) specify within the Code the consequences for non-compliance with the Code. A copy of the amended Code is filed as Exhibit 14 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

Patent Purchase Agreement

On June 9, 2014, the Company issued a press release announcing that the Company, through its wholly-owned subsidiary, Inventergy, and effective upon consummation of the Merger, expanded its mobile telecommunications portfolio with the acquisition of certain patents from Nokia Corporation. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Pursuant to a patent purchase agreement (the “PPA”), dated May 23, 2014, by and between Nokia Corporation (“Nokia”) and Inventergy, Inventergy has been assigned a patent portfolio that includes 16 patent families comprised of 77 patents and patent applications pertaining to IP Multimedia Subsystems. In consideration for the assignment, the Company will make future cash payments as described in the PPA. As a result of the PPA, the Company has a fully paid up and royalty free, non-exclusive, non-transferable, and irrevocable right and license for the life of the assigned patents to (i) practice all methods, and (ii) make, have made, use, sell, offer to sell, import, and dispose of any and all products and/or services that are (a) substantially designed by Nokia or an affiliate of Nokia; and/or (b) specified by Nokia or an affiliate of Nokia; and/or (c) branded (or co-branded) with at least one trademark or other brand item owned or controlled, either through registration or other means, by Nokia and/or an affiliate of Nokia (including without limitation component parts to such products and services but for clarity, only such component parts that are supplied to such products and/or services, and not component parts that are provided to other products or services).

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements Of Business Acquired.

The consolidated financial statements of eOn as of and for the years ended July 31, 2012 and 2013 and as of and for the six months ended January 31, 2013 and 2014 and the notes relating thereto are incorporated herein by reference from the Proxy Statement/Prospectus.

The financial statements of Inventergy as of and for the year ended December 31, 2013 and as of and for the period beginning January 12, 2012 (date of inception) through December 31, 2013 and the notes relating thereto are incorporated herein by reference from the Proxy Statement/Prospectus.

The unaudited financial statements of Inventergy as of and for the period ended March 31, 2014 will be filed by an amendment within 41 days of this Current Report.

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(b) Pro Forma Financial Information.

The pro forma financial information contained in the section entitled “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 87 of the Proxy Statement/Prospectus, is hereby incorporated by reference.

The pro forma financial statements giving effect to the Merger will be filed within 41 days by an amendment to this Current Report.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Inventergy Global, Inc. (the “Company”) as filed with the Secretary of State of Delaware on June 6, 2014
3.2	Amended and Restated Bylaws of the Company
4.1	Form of Amended and Restated Senior Secured Convertible Note of the Company (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 as amended filed by eOn Communications Corporation on April 10, 2014)
4.2	Form of New Senior Secured Convertible Note of the Company (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 as amended filed by eOn Communications Corporation on April 10, 2014)
4.3	Guaranty, dated June 6, 2014, by and among Inventergy, Inc., eOn Communications Systems, Inc. and each Buyer referenced therein.
10.1	Form of Indemnity Agreement between the Company and certain members of its management
10.2	Form of Pre-Existing Lock-up Agreement and Form of Letter Agreement addendum (1)
10.3	Form of New Lock-up Agreement by and among the Company
10.4	Securities Purchase Agreement, dated March 24, 2014, by and among Inventergy, Inc. and the investors listed therein
10.5	Cash Collateral Agreement, dated March 26, 2014, by and between Hudson Bay IP Opportunities Master Fund, LP, as Collateral Agent, and Inventergy, Inc.
10.6	Pledge and Security Agreement, between Inventergy, Inc. and the Grantors identified therein, dated May 10, 2013 (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 as amended filed by eOn Communications Corporation on April 10, 2014).
10.7	Supplement to Security Agreement between Inventergy, Inc, Hudson Bay IP Opportunities Master Fund, LP, as Collateral Agent, and each of the Grantors identified therein (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 as amended filed by eOn Communications Corporation on April 10, 2014).
10.8	Deposit and Control Account Agreement, dated March 26, 2014, by and among Hudson Bay IP Opportunities Master Fund, LP, as Collateral Agent, First Republic Bank and Inventergy, Inc. (1)
14	Code of Business Conduct and Ethics
16	Letter from HORNE LLP
99.1	Press Release dated June 6, 2014, regarding closing of Merger
99.2	Press Release dated June 9, 2014, regarding Acquisition of Nokia Patents
99.3	Press Release dated June 9, 2014, regarding Shareholder Sales Restriction Agreements
99.4	Press Release dated June 11, 2014, regarding Appointment of Stephen B. Huang

(1)	To be filed by amendment.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Joseph W. Beyers
Chief Executive Officer

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